Exhibit 2.2

Execution Version

FIRST AMENDMENT TO STOCK AND ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT TO STOCK AND ASSET PURCHASE AGREEMENT (this “Amendment”), dated as of December 4, 2020, is made by and among ACR III Libra Holdings LLC, a limited liability company organized under the Laws of Delaware (“Buyer”), LSC Communications, Inc., a Delaware corporation (“LSC”) and each of the Debtors and LSC’s Subsidiaries listed on the signature pages to this Amendment (collectively with LSC, “Sellers”). Buyer and Sellers are collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS, Buyer, Sellers, and solely with respect to Section 9.13 of the Purchase Agreement, Atlas Capital Resources III LP, a limited partnership organized under the Laws of Delaware and Atlas Capital Resources (P) III LP, a limited partnership organized under the Laws of Delaware, entered into that certain Stock and Asset Purchase Agreement, dated as of September 15, 2020 (the “Purchase Agreement”); and

WHEREAS, Buyer and the Sellers wish to amend the Purchase Agreement in the manner set forth herein.

NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1. Closing Date. The Parties agree that, if all of the conditions set forth in Article VII of the Purchase Agreement (other than those conditions that by their nature are to be satisfied at the Closing but subject to the fulfillment or waiver of those conditions) have been satisfied on or prior to November 30, 2020, then, notwithstanding anything to the contrary set forth in Section 2.3(a) of the Purchase Agreement with respect to the timing of the Closing, subject to the satisfaction or waiver of the conditions set forth in Article VII of the Purchase Agreement, the Closing shall take place remotely, via electronic exchange of documents, at 10:00 a.m., prevailing Eastern time, on December 4, 2020, or at such other time and place as the Parties may mutually agree, and the date on which the Closing occurs is called the “Closing Date” for all purposes under the Purchase Agreement and this Amendment; provided, that if the Closing does not occur on December 4, 2020, then the Closing shall take place as set forth in Section 2.3(a) of the Purchase Agreement and all provisions of this Section 1 and Section 2 of the Amendment shall be null and void. Notwithstanding anything to the contrary in this Section 1, the Closing shall remain subject to the satisfaction or waiver of the conditions set forth in Article VII of the Purchase Agreement (as amended hereby) on the Closing Date.

2. Closing Account Amendments.

(a) Exhibit A (Definitions) to the Purchase Agreement is hereby amended by inserting the following additional defined terms:

“Additional Transferred Cash” means an amount (which may be negative) equal to (x) the amount of any Cash proceeds received by Sellers from any third parties during the period between the Reference Time and the Closing Reference Time, minus (y) the amount of any Cash paid by Sellers (including without limitation any uncleared checks and drafts and pending electronic debits issued by the Sellers as of the Closing Reference Time) to any third parties during the period between the Reference Time and the Closing Reference Time, other than any amounts in respect of clauses (x) and (y) of the definition of Excluded Net Cash.

“Closing Reference Time” means 12:01 a.m. Eastern Time on the Closing Date.

“Excluded Net Cash” means an amount (which may be negative) equal to (x) the amount of any Cash proceeds received by Sellers from any third parties solely to the extent related to any Excluded Assets (including the disposition of the assets set forth on Schedule 1.2(j)) during the period between the Reference Time and the Closing Reference Time, minus (y) the amount of any Cash paid by Sellers (including without limitation any uncleared checks and drafts and pending electronic debits issued by the Sellers as of the Closing Reference Time) to any third parties solely to the extent related to any Excluded Liabilities during the period between the Reference Time and the Closing Reference Time.

“Estimated Closing Cash” means Cash of the Sellers as of the Reference Time, plus Estimated Excluded Net Cash.

“Final Closing Cash” means Cash of the Sellers as of the Reference Time, plus Final Excluded Net Cash.

(b) The definition of “Assumed Accounts Payable” set forth in Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Assumed Accounts Payables” means (i) trade accounts payable of the Business (for the avoidance of doubt, including any accounts payable attributable to Seller Contracts, whether or not assumed and assigned to Buyer pursuant to Section 1.5), (ii) sales tax accounts payable of the Business and (iii) postage accounts payable of the Business, in each case (1) arising in the Ordinary Course and incurred from and after the Petition Date and (2) either (x) to the extent specifically taken into account in Final Net Working Capital, as finally determined pursuant to Section 2.7, or (y) first arising after the Reference Time.

(c) The definition of “Assumed Accrued Liabilities” set forth in Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Assumed Accrued Liabilities” means Liability accruals Related to the Business for (i) employee payroll with respect to salaries, wages, benefits costs, accrued bonus and short term deferred compensation, (ii) employee vacation and holiday pay, (iii) employee sales commissions, (iv) energy and utilities and (v) Assumed Other Miscellaneous Accruals, in each case, (1) arising in the Ordinary Course and incurred from and after the Petition Date and (2) either (x) to the extent specifically taken into account in Final Net Working Capital, as finally determined pursuant to Section 2.7, or (y) first arising after the Reference Time.

(d) The definition of “Assumed Other Miscellaneous Accruals” set forth in Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Assumed Other Miscellaneous Accruals” means Liability accruals related to the Business for (i) operating accruals, (ii) freight, (iii) manufacturing errors/spoilage, (iv) customer royalty, (v) book services publishing operating accruals, and (vi) Mexico segment operating accruals (JD Edwards), in each case, (1) arising in the Ordinary Course and incurred from and after the Petition Date and (2) either (x) to the extent specifically taken into account in Final Net Working Capital, as finally determined pursuant to Section 2.7, or (y) first arising after the Reference Time.

(e) The definition of “Closing Cash” set forth in Exhibit A to the Purchase Agreement is hereby deleted in its entirety.

(f) The definition of “Other Miscellaneous Accruals Amount” set forth in Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Other Miscellaneous Accruals Amount” means Liability accruals for (i) CyberShift RBE, (ii) non-operating accruals, (iii) franchise taxes, (iv) unclaimed property, (v) audit expense, (vi) treasury clearing, (vii) bank charges, (viii) non-trade payable, (ix) appropriation expense and (x) rent liability, in each case, (1) incurred from and after the Petition Date and (2) either (x) to the extent specifically taken into account in Final Net Working Capital, as finally determined pursuant to Section 2.7, or (y) first arising after the Reference Time.

(g) The definition of “Estimated Cash Consideration” set forth in Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Estimated Cash Consideration” shall mean an amount equal to: (i) the amount outstanding under the senior secured revolving credit facility under the Prepetition Credit Agreement as set forth in the Cash Consideration Statement, plus (ii) the amount outstanding under the DIP Financing as set forth in the Cash Consideration Statement, plus (iii) an amount equal to the Administrative Expense Amount, plus (iv) the UCC Settlement Amount (if any), less (v) Estimated Closing Cash; provided, that in no event shall the Estimated Cash Consideration exceed the Estimated Cash Consideration Cap.

(h) The definition of “Final Cash Consideration” set forth in Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Final Cash Consideration” shall mean an amount equal to: (i) the amount outstanding under the senior secured revolving credit facility under the Prepetition Credit Agreement as set forth in the Cash Consideration Statement, plus (ii) the amount outstanding under the DIP Financing as set forth in the Cash Consideration Statement, plus (iii) an amount equal to the Administrative Expense Amount, plus (iv) the UCC Settlement Amount (if any), less (v) Final Closing Cash; provided, that in no event shall Final Cash Consideration exceed the Final Cash Consideration Cap.

(i) The definition of “Reference Time” set forth in Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Reference Time” means 11:59 p.m. Eastern Time on November 30, 2020.

(j) Section 1.1(a)(xxiii) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

(A) to the maximum extent transferrable, all bank accounts related to the Business (excluding any Final Closing Cash held therein but including all other cash and cash equivalents held therein), other than those set forth on Schedule 1.2(d) and (B) if the amount of the Additional Transferred Cash is positive, the Additional Transferred Cash;

(k) Section 1.2(d) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

the bank accounts set forth on Schedule 1.2(d) (including any Final Closing Cash held therein and excluding, if the Additional Transferred Cash is positive, any Additional Transferred Cash) and all nontransferable bank accounts (including any Final Closing Cash held therein but excluding, if the Additional Transferred Cash is positive, any Additional Transferred Cash);

(l) Section 1.2(g) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

postpetition adequate assurance deposits provided to utility providers and Final Closing Cash, in each case, held by or in the name of Sellers or any of their Affiliates (other than the Transferred Entities and TriLiteral), including any Final Closing Cash held in the bank accounts transferred pursuant to Section 1.1(a)(xxiii), but excluding (i) Restricted Cash and (ii) the Transferred Assets set forth in Section 1.1(a)(xxiv);

(m) Section 2.1(c) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

No later than three Business Days prior to the anticipated Closing Date, Sellers shall prepare and deliver to Buyer a statement setting forth Sellers’ good faith estimates (the “Cash Consideration Statement”), together with reasonably supporting documentation, of (i) the amount outstanding under the senior secured revolving credit facility under the Prepetition Credit Agreement as of the Closing Reference Time, (ii) the amount outstanding under the DIP Financing as of the Closing Reference Time, (iii) the Administrative Expense Amount as of the Closing Reference Time and (iv) Estimated Closing Cash.

(n) Section 2.7(a) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

Sellers shall prepare and deliver to Buyer, at least three Business Days prior to the Closing Date, a written statement (the “Seller Closing Statement”), in reasonable detail, setting forth: (i) an estimated consolidated balance sheet of the Business as of the Reference Time, and (ii) the Sellers’ good faith estimates of (w) Net Working Capital as of the Reference Time (the “Estimated Net Working Capital”), (x) the Assumed Expenses Amount as of the Closing Reference Time (“Estimated Assumed Expenses Amount”), (y) the Seller Tax Amount as of the Closing Reference Time (“Estimated Seller Tax Amount”), and (z) the Excluded Net Cash as of the Closing Reference Time (“Estimated Excluded Net Cash”), as well as the calculation of the Estimated Cash Consideration and Estimated Cash Consideration Cap and, if applicable, the Deficiency Amount, the Estate Holdback Amount and the Maximum Estate Holdback Amount. Sellers and Buyer shall cooperate in good faith to appropriately address any comments or questions that Buyer may have regarding such Seller Closing Statement; provided that in the event of any good faith dispute regarding any such comments of Buyer, Sellers shall have no obligation to reflect any such comments in the Seller Closing Statement.

(o) Section 2.7(b) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

Within 60 days after the Closing Date, Buyer shall deliver to LSC a written statement (the “Buyer Closing Statement”), setting forth its good faith calculations of (i) Net Working Capital, (ii) Assumed Expenses, (iii) Seller Tax Amount, (iv) Excluded Net Cash, and (v) Additional Transferred Cash, together with reasonable supporting detail with respect to Buyer’s calculations thereof. Buyer shall (A) permit LSC and its Representatives to have reasonable access to the books, records and other documents pertaining to or used in connection with the preparation of the Buyer Closing Statement and Buyer’s calculation of Net Working Capital, Assumed Expenses, Seller Tax Amount, Additional Transferred Cash and Excluded Net Cash, and provide LSC with copies thereof and (B) provide LSC and its Representatives reasonable access to Buyer’s executive officers and accountants (subject to compliance with the accountants’ customary procedures for release and subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege, protect any proprietary or confidential information, or comply with third-party confidentiality obligations). If LSC disagrees with the computation of the Net Working Capital, Assumed Expenses, Seller Tax Amount, Additional Transferred Cash or Excluded Net Cash reflected on the Buyer Closing Statement, LSC shall, within 30 days after receipt of the Buyer Closing Statement, deliver a notice (an “Objection Notice”) to Buyer setting forth LSC’s calculation of the Net Working Capital, Assumed Expenses, Seller Tax Amount, Additional Transferred Cash and Excluded Net Cash. If LSC does not deliver the Objection Notice to Buyer within 30 days after receipt by LSC of the Buyer Closing Statement, then Net Working Capital, Assumed Expenses, the Seller Tax Amount, Additional Transferred Cash and Excluded Net Cash, specified in the Buyer Closing Statement will be conclusively presumed to be true and correct in all respects and will be final and binding upon the Parties. Notwithstanding anything to the contrary herein, to the extent that the Buyer Closing Statement or the Objection Notice corrects a manifest error that was utilized in the determination of the Net Working Capital, then the Net Working Capital shall be appropriately increased or decreased to reflect the correction of such error. LSC and Buyer will use their respective commercially reasonable efforts to resolve any disagreements as to the computation of the Net Working Capital, Assumed Expenses, the Seller Tax Amount, Additional Transferred Cash and Excluded Net Cash, in good faith, but if they do not obtain a final resolution, then all amounts remaining in dispute shall be submitted to a nationally recognized independent public accounting, financial services, valuation or consulting firm (the “Neutral Auditors”) mutually selected by LSC and Buyer. LSC and Buyer will direct the Neutral Auditors to render a determination within 45 days of its retention and LSC and Buyer will cooperate with the Neutral Auditors during their engagement. The Neutral Auditors will consider only those items and amounts on the Buyer Closing Statement set forth in the Objection Notice which LSC and Buyer are unable to resolve; provided, that each of LSC and Buyer shall be entitled to make a presentation to the Neutral Auditors regarding the items and amounts that they are unable to resolve. In making its determination, the Neutral Auditors shall (i) be bound by the terms and conditions of this Agreement, including, without limitation, the definitions of Net Working Capital, Assumed Expenses, Seller Tax Amount, Additional Transferred Cash and Excluded Net Cash, and the terms of this Section 2.7, and (ii) not assign any value with respect to a disputed amount that is greater than the highest value for such amount claimed by either LSC or Buyer or that is less than the lowest value for such amount claimed by LSC or Buyer. Absent fraud or manifest error, the determination of the Neutral Auditors will be conclusive and binding upon the Sellers and Buyer. Buyer and Sellers shall pay the fees, costs and expenses of the Neutral Auditors in inverse proportion to the aggregate amount in dispute for which each of them is successful.

(p) Section 2.7(c) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

Upon the date of the final determination in accordance with the terms of Section 2.7(b) (the “Final Determination Date”) of (i) Net Working Capital as of the Reference Time (“Final Net Working Capital”), (ii) Assumed Expenses Amount as of the Closing Reference Time (“Final Assumed Expenses Amount”) (iii) the Seller Tax Amount as of the Closing Reference Time (the “Final Seller Tax Amount”), and (iv) Excluded Net Cash as of the Closing Reference Time (the “Final Excluded Net Cash”), Buyer shall calculate the Final Cash Consideration Cap and Final Cash Consideration using the Final Net Working Capital, Final Assumed Expenses Amount, Final Seller Tax Amount and Final Excluded Net Cash. Upon the final determination in accordance with the terms of Section 2.7(b) of Additional Transferred Cash (“Final Additional Transferred Cash”), Buyer shall deliver to Sellers a statement (the “Additional Transferred Cash Statement”) setting forth Final Additional Transferred Cash. If the amount of the Final Additional Transferred Cash is positive, such amount shall be retained by Buyer as a Transferred Asset pursuant to Section 1.1(a)(xxiii) and to the extent any amount of such Additional Transferred Cash is held in a bank account retained by Sellers pursuant to Section 1.2(d) of the Purchase Agreement, then Sellers shall within five Business Days pay such amount of Additional Transferred Cash to Buyer by wire transfer of immediately available funds to such account as may be designated in writing by Buyer. If the amount of the Final Additional Transferred Cash is negative, then Buyer shall, within five Business Days after delivery of the Additional Transferred Cash Statement, pay the absolute value of such amount to LSC by wire transfer of immediately available funds to such account as may be designated in writing by Sellers.

(q) Section 6.2 is hereby amended to add the following as a new clause (c).

Notwithstanding any other provision of this Agreement, from the Reference Time up to and including the Closing, without the prior written consent of the Buyer, each Seller covenants and agrees that it shall, and shall cause its Subsidiaries to, use Cash of the Sellers only to pay in the Ordinary Course any current Liability of the Business incurred in the Ordinary Course.

3. Pre-Closing Reorganization.

(a) In furtherance of Section 1.8(d) of the Purchase Agreement, prior to the Closing, Sellers shall, and shall cause their Affiliates to, consummate certain restructuring transactions in accordance with the steps set forth in Annex A to this Amendment (the “Restructuring Transactions”).

(b) The following amendments to the Purchase Agreement shall be effective as of the completion of the Restructuring Transactions:

(i) The first paragraph of Section 1.1(a) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

On the terms and subject to the conditions set forth herein, subject to Section 1.6, at the Closing, Sellers shall Transfer or cause to be Transferred to Buyer and/or one or more Buyer Designees, and Buyer and/or such Buyer Designees shall purchase and acquire: (x) from the Stock Seller, all Transferred Interests of LSC Communications International Holdings B.V., a private company with limited liability organized under the Law of The Netherlands (“International Holdings BV”) and the other Transferred Entities (it being understood that such transfer shall occur indirectly in the case of the Transferred Interests of any Transferred Entity that is owned directly or indirectly by International Holdings BV), free and clear of all Liens, except with regard to restrictions arising under or in connection with the Securities Act or any other applicable securities Laws, and (y) from the Sellers, the entirety of such Sellers’ (and their respective Affiliates’ direct or indirect) right, title and interest in, to and under the following, in each case free and clear of all Liens (other than Permitted Post-Closing Encumbrances) and Excluded Liabilities (collectively, the “Transferred Assets”):

(ii) Section 2.5(m) of the Purchase Agreement is hereby amended by replacing “Holdings B.V.” with “International Holdings BV”

(iii) The first sentence of Section 3.2(a) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

Part 1 of Schedule 3.2(a) sets forth the designation and par value and the number of authorized, issued and outstanding Equity Interests of International Holdings BV held by LSC Communications Netherlands B.V., a limited liability organized under the Laws of The Netherlands and the record owner of each such issued and outstanding Equity Interest (the “Stock Seller”).

(iv) The definition of “Transferred Entities” in Exhibit A to the Purchase Agreement is hereby amended to add “and International Holdings BV” at the end of such definition.

(v) Part 1 of Schedule 3.2(a) of the Purchase Agreement is hereby amended and restated in its entirety and replaced with Annex B.

(vi) The definition of “Dutch Interests” in Exhibit A to the Purchase Agreement is hereby deleted in its entirety.

4. Employment Matters.

(a) Section 6.5(b)(i) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

Except as set forth on Schedule 6.5(b)(i) (which schedule has been provided by Buyer to Sellers prior to December 1, 2020) (the Scheduled Employees set forth on Schedule 6.5(b)(i), the “Non-Offer Employees”), Buyer shall, in consultation with Sellers, offer employment to each of the Scheduled Employees who are not Non-Offer Employees (such Scheduled Employees, the “Offer Employees”) (it being understood that any oral offers made, the acceptance of which is reporting to work after Closing, shall be deemed, subject to Section 6.5(b)(ii), sufficient for the foregoing purposes), and Sellers shall terminate the employment of each such Offer Employee, each effective as of the Closing Date. Without limiting the foregoing, Buyer shall make offers of employment in accordance with Section 6.5(b)(ii) to substantially all of the Scheduled Employees, whether salaried or hourly, other than any Scheduled Employees with a primary work location at any plants that are Excluded Assets.

(b) The first sentence of Section 6.5(c) of the Purchase Agreement is hereby amended and restated as follows: “Each Offer Employee who accepts such offer on or prior to the Closing Date and/or commences employment with Buyer shall be a “Continuing Employee”.

5. Credit Bid Matters. Notwithstanding anything in the Purchase Agreement to the contrary, including Section 7.5 thereof, the Parties agree that to the extent the Debtors have not obtained an order of the Bankruptcy Court as of the Closing Date authorizing them to direct payments or distributions on behalf of Buyer on the Closing Date of the amounts payable or distributable to the Prepetition Noteholders pursuant to Section 1(g) and Section 1(i) of the Credit Bid Support Agreement, then Buyer or an Affiliate of Buyer shall pay an amount equal to (a) the portion of the Notes Available Distribution (as such term is defined in the Credit Bid Support Agreement) payable to the Prepetition Noteholders and (b) the other amounts that would have been payable or distributable, directly or indirectly, to the Prepetition Noteholders under Section 1(i) of the Credit Bid Support Agreement to LSC, in each case, at such time when such amounts would have been payable to the Prepetition Noteholders under the Credit Bid Support Agreement ((a) and (b), collectively, the “Noteholder Payment Amount”), which Noteholder Payment Amount will be held in escrow by LSC in a segregated account (or to the extent reasonably practicable, held with a third-party escrow agent), which shall not be commingled with any other cash or accounts of LSC, and not released or distributed until the earlier to occur of (i) such time as mutually consented to by LSC and the Required Supporting Noteholders and (ii) when such release or distribution is so ordered by the Bankruptcy Court or any other order is entered into by the Bankruptcy Court granting similar relief. LSC shall promptly release and distribute the Noteholder Payment Amount to the Prepetition Noteholders in accordance with the foregoing sentence, and in any event shall provide the required notification to FINRA and/or DTC establishing the proposed record date (which shall be the earliest reasonably practicable record date) for such distribution within two Business Days of the earlier to occur of the foregoing clauses (i) and (ii), and LSC shall release and distribute such Noteholder Payment Amount to the Prepetition Noteholders as soon as reasonably practicable thereafter (which shall be on the earliest possible payment date). Each Party (A) agrees and acknowledges that, for the avoidance of doubt, the Noteholder Payment Amount held in escrow by LSC (together with any interest accrued thereon) shall be released or distributed only to the Prepetition Noteholders and shall not be used for any other purpose, (B) agrees that if for any reason, the Noteholder Payment Amount is deemed to be property of the Debtors’ estates, then the Noteholder Payment Amount shall be deemed to be proceeds of collateral and held to secure claims under the Prepetition Indenture and (C) agrees that it shall use its reasonable best efforts to obtain an order from the Bankruptcy Court authorizing or directing the release or distribution of such Noteholder Payment Amount to the Prepetition Noteholders as soon as practicable after the date hereof. In furtherance of and not in limitation of the foregoing, (x) the Debtors agree to file a motion or a stipulated agreed order no later than December 1, 2020, requesting that the Bankruptcy Court authorize the Debtors to make a distribution of the Noteholder Payment Amount to the Prepetition Noteholders, and (y) the Debtors agree to request a hearing on such relief on an expedited basis. For the avoidance of doubt, if the Debtors have obtained an order of the Bankruptcy Court referenced in the first sentence of this Section 5, then Buyer will pay the Noteholder Payment Amount to LSC when it would otherwise have been due for immediate distribution to DTC (for further distribution to the Prepetition Noteholders) and LSC shall distribute such funds to DTC (for further distribution to the Prepetition Noteholders) as soon as reasonably practicable in accordance with DTC and/or FINRA rules in lieu of holding such Noteholder Payment Amount in escrow.

6. Distributions. Sellers hereby represent and warrant that, as of the date of this Amendment, to the actual knowledge of the Chief Financial Officer of LSC, except with respect to Section 5 of this Amendment, the Amendment should not adversely affect in any material respect the expected distributions contemplated to be made to the Supporting Term Lenders and the Supporting Noteholders.

7. Capitalized Terms. Capitalized terms used and not defined in this Amendment shall have the meanings ascribed to such terms in the Purchase Agreement.

8. Effect of Amendment. This Amendment shall not constitute an amendment or waiver of any provision of the Purchase Agreement not expressly amended or waived herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent, except as expressly stated herein. The Purchase Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby.

9. References to Purchase Agreement. After giving effect to this Amendment, each reference in the Purchase Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” or words of like import referring to the Purchase Agreement shall refer to the Purchase Agreement as amended by this Amendment; provided, that references in the Purchase Agreement to “as of the date hereof” or “as of the date of this Agreement” or words of like import shall continue to refer to the date of September 15, 2020.

10. The following Sections of the Purchase Agreement shall be deemed incorporated into, made part of and shall apply mutatis mutandis to, this Amendment: Section 9.2 (Notices); Section 9.3 (Entire Agreement; Amendments and Waivers); Section 9.4 (Assignment); Section 9.5 (Expenses); Section 9.6 (Governing Law); Section 9.7 (Specific Performance); Section 9.8 (Submission to Jurisdiction; Consent to Service of Process; Waiver of Jury Trial); Section 9.9 (Interpretation; Construction); Section 9.10 (Severability) and Section 9.11 (Counterparts); provided that, notwithstanding anything to the contrary contained herein or in the Purchase Agreement, (i) the Supporting Noteholders (whose rights, in each case, shall only be exercised, pursued or waived through the Required Supporting Noteholders (as defined in the Credit Bid Support Agreement)) are hereby made express third-party beneficiaries to Section 5 hereto and (ii) the Supporting Term Lenders and the Supporting Noteholders (whose rights, in each case, shall only be exercised, pursued or waived through the Required Supporting Lenders) are hereby made express third-party beneficiaries to Section 6 hereto.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

ACR III LIBRA HOLDINGS LLC

By:	/s/ Neil Mahajan
	Name:	Neil Mahajan
	Title:	Vice President

[Signature Page to First Amendment to Stock and Asset Purchase Agreement]

LSC COMMUNICATIONS, INC.

By:	/s/ Suzanne Bettman
	Name:	Suzanne Bettman
	Title:	Secretary

LSC COMMUNICATIONS US, LLC

By:	/s/ Suzanne Bettman
	Name:	Suzanne Bettman
	Title:	Secretary

LSC COMMUNICATIONS LOGISTICS, LLC

By:	/s/ Suzanne Bettman
	Name:	Suzanne Bettman
	Title:	Secretary

LSC COMMUNICATIONS MM LLC

By:	/s/ Suzanne Bettman
	Name:	Suzanne Bettman
	Title:	Secretary

COURIER COMMUNICATIONS LLC

By:	/s/ Suzanne Bettman
	Name:	Suzanne Bettman
	Title:	Secretary

CONTINUUM MANAGEMENT COMPANY, LLC

By:	/s/ Suzanne Bettman
	Name:	Suzanne Bettman
	Title:	Secretary

[Signature Page to First Amendment to Stock and Asset Purchase Agreement]

PUBLISHERS PRESS, LLC

By:	/s/ Suzanne Bettman
	Name:	Suzanne Bettman
	Title:	Secretary

F.T.C. TRANSPORT, INC.

By:	/s/ Suzanne Bettman
	Name:	Suzanne Bettman
	Title:	Secretary

LIBREDIGITAL, INC.

By:	/s/ Suzanne Bettman
	Name:	Suzanne Bettman
	Title:	Secretary

LSC COMMUNICATIONS PRINTING COMPANY

By:	/s/ Suzanne Bettman
	Name:	Suzanne Bettman
	Title:	Secretary

LSC INTERNATIONAL HOLDINGS, INC.

By:	/s/ Suzanne Bettman
	Name:	Suzanne Bettman
	Title:	Secretary

CLARK HOLDINGS, INC.

By:	/s/ Suzanne Bettman
	Name:	Suzanne Bettman
	Title:	Secretary

[Signature Page to First Amendment to Stock and Asset Purchase Agreement]

THE CLARK GROUP, INC.

By:	/s/ Suzanne Bettman
	Name:	Suzanne Bettman
	Title:	Secretary

CLARK DISTRIBUTION SYSTEMS, INC.

By:	/s/ Suzanne Bettman
	Name:	Suzanne Bettman
	Title:	Secretary

NATIONAL PUBLISHING COMPANY

By:	/s/ Suzanne Bettman
	Name:	Suzanne Bettman
	Title:	Secretary

COURIER COMPANIES, INC.

By:	/s/ Suzanne Bettman
	Name:	Suzanne Bettman
	Title:	Secretary

COURIER KENDALLVILLE, INC.

By:	/s/ Suzanne Bettman
	Name:	Suzanne Bettman
	Title:	Secretary

COURIER NEW MEDIA, INC.

By:	/s/ Suzanne Bettman
	Name:	Suzanne Bettman
	Title:	Secretary

[Signature Page to First Amendment to Stock and Asset Purchase Agreement]

COURIER PUBLISHING, INC.

By:	/s/ Suzanne Bettman
	Name:	Suzanne Bettman
	Title:	Secretary

DOVER PUBLICATIONS, INC.

By:	/s/ Suzanne Bettman
	Name:	Suzanne Bettman
	Title:	Secretary

RESEARCH & EDUCATION ASSOCIATION, INC.

By:	/s/ Suzanne Bettman
	Name:	Suzanne Bettman
	Title:	Secretary

CLARK WORLDWIDE TRANSPORTATION, INC.

By:	/s/ Suzanne Bettman
	Name:	Suzanne Bettman
	Title:	Secretary

TRILITERAL LLC

By:	/s/ Suzanne Bettman
	Name:	Suzanne Bettman
	Title:	Secretary

LSC COMMUNICATIONS NETHERLANDS B.V.

By:	/s/ Suzanne Bettman
	Name:	Suzanne Bettman
	Title:	Authorized Representative

[Signature Page to First Amendment to Stock and Asset Purchase Agreement]